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                                                                    Exhibit 3.27


                   CERTIFICATE OF INDIANA LIMITED PARTNERSHIP
                                       OF
                       EMMIS TELEVISION BROADCASTING, L.P.

         Pursuant to the provisions of the Indiana Revised Uniform Limited Partnership Act, I.C. 23-16 et seq., the undersigned general partner hereby forms the limited partnership named below:

         1. The name of the limited partnership is: Emmis Television Broadcasting, L.P.

         2. The address of the office at which the records required by IC 23-16-2-3(a) are to be kept is: 950 North Meridian Street, Suite 1200, Indianapolis, Indiana 46204

         3.       The name and business address of its registered agent is:

                             David L. Wills, Esq.
                             2700 First Indiana Plaza
                             135 North Pennsylvania Street
                             Indianapolis, Indiana 46204

         4.       The name and business address of the general partner is:

                             Emmis Broadcasting Corporation
                             950 North Meridian Street, Suite 1200
                             Indianapolis, Indiana 46204

         5. The latest date upon which the limited partnership is to dissolve is December 31, 2048.

         6.       This certificate is effective on the filing date.

         Executed by the General Partner of the limited partnership this 10th day of June, 1998.

                                         Emmis Broadcasting Corporation,
                                         General Partner

                                         By:        /s/ Norman H. Gurwitz
                                              ----------------------------------
                                                 Norman H. Gurwitz, Secretary